Exhibit 10.1

Execution Version

INCREMENTAL ASSUMPTION AGREEMENT

AND AMENDMENT NO. 1

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 1 (this “Agreement”) dated as of April 27, 2017 relating to the First Lien Credit Agreement dated as of May 8, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among CAESARS GROWTH PROPERTIES PARENT, LLC (“Holdings”), and CAESARS GROWTH PROPERTIES HOLDINGS, LLC, as borrower (the “Borrower”), the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower has requested, and each Revolving Facility Lender has agreed, to reduce the Applicable Margin on the Revolving Facility Loans;

WHEREAS, the Borrower has requested a Refinancing Term Loan in an aggregate principal amount of $1,142,687,499.38 (the “Term B Loan Refinancing”) pursuant to Section 2.21(j) of the Credit Agreement, the net proceeds of which plus cash on hand will be used to make a voluntary prepayment in full of the balance of the aggregate principal amount of the Term B Loans outstanding on the 2017 Refinancing Effective Date (as defined below), together with accrued interest thereon (such amounts collectively, the “Term B Loan Repayment Amount”);

WHEREAS, the Borrower has requested Incremental Term Loan Commitments in an aggregate principal amount of $175,000,000 (the “Cromwell Loan Refinancing”) pursuant to Section 2.21(a) of the Credit Agreement, which Incremental Term Loan Commitments shall have the same terms and conditions as the Refinancing Term Loan referred to in the preceding WHEREAS clause, and the net proceeds of which plus cash on hand will be used to make a voluntary prepayment of certain existing Indebtedness of the Cromwell Entities (the “Cromwell Existing Credit Facility”) on the 2017 Refinancing Effective Date, together with accrued interest thereon (such amounts collectively, the “Cromwell Loan Repayment Amount”);

WHEREAS, the Borrower has appointed each of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A. (collectively, the “2017 Refinancing Arrangers”) as joint lead arrangers for the Term B Loan Refinancing and the Cromwell Loan Refinancing;

WHEREAS, the institution listed on Schedule I hereto (the “2017 Term Lender”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the Term B Loan Refinancing and the Cromwell Loan Refinancing by making a Term Loan to the Borrower in the amount set forth opposite its name under the heading “2017 Term Loan Commitment” on Schedule I hereto (the “2017 Term Loan Commitment”);

WHEREAS, the Borrower has requested certain additional amendments and modifications to the Credit Agreement as set forth in this Agreement and the 2017 Term Lender and the Revolving Facility Lenders party hereto, constituting the Required Lenders under the Credit Agreement and 100% of the Revolving Facility Lenders under the Credit Agreement, have agreed to such amendments and modifications.

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1.    Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2.    Term B Loan Refinancing and Cromwell Loan Refinancing.

(a)    Subject to the terms and conditions set forth herein, the 2017 Term Lender agrees to make (i) a Refinancing Term Loan to the Borrower on the 2017 Refinancing Effective Date and (ii) an Incremental Term Loan to the Borrower on the 2017 Refinancing Effective date, in an aggregate principal amount not to exceed its 2017 Term Loan Commitment (such term loans, collectively, the “2017 Term Loans”). Unless previously terminated, the 2017 Term Loan Commitment shall terminate at 5:00 p.m., New York City time, on the 2017 Refinancing Effective Date.

(b)    With effect from the 2017 Refinancing Effective Date, the 2017 Term Loans incurred under Section 2(a) of this Agreement shall constitute a single Class of Term Loan and shall be a “Term B Loan” and the 2017 Term Lender shall be a Lender with an outstanding Term B Loan.

(c)    Except as set forth in Section 3 hereof, the 2017 Term Loans shall have the same terms as the Term B Loans prior to giving effect to this Agreement, including with respect to the Term B Facility Maturity Date.

SECTION 3.    Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“2017 Incremental Assumption Agreement” shall mean the Incremental Assumption Agreement and Amendment No. 1, dated as of April 27, 2017 among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“2017 Refinancing Effective Date” shall mean the first date when each of the conditions under Section 5 of the 2017 Incremental Assumption Agreement have been met.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“CEOC Emergence” means (i) the occurrence of the Effective Date, as defined in that certain Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated January 13, 2017 Docket No. 6318 approved by the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) in the bankruptcy cases of Caesars Entertainment Operating Company, Inc. and its debtor subsidiaries under chapter 11 of title 11 of the United States Code in, Case No. 15-01145 (ABG) (the “Bankruptcy Cases”) pursuant to that certain order entered by the Bankruptcy Court on January 17, 2017 Docket No. 6334, or (ii) the occurrence of an equivalent date under such other plan of reorganization approved pursuant to such other confirmation order as the Bankruptcy Court may enter in respect of the Bankruptcy Cases.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clauses (a) and (b) of the definition of “Cumulative Credit” as follows:

(a)    $35.0 million (provided, that prior to the CEOC Emergence, no more than $15.0 million may be used under this clause (a)), plus

(b)    an amount (which amount shall not be less than zero) equal to the Cumulative Retained Excess Cash Flow Amount at such time (provided, that prior to the CEOC Emergence, no amounts may be used under this clause (b)), plus

(c)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (d) of the definition of “Defaulting Lender” immediately prior to the proviso as follows:

(d)    has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action;

(d)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Embargoed Person” in its entirety as follows:

“Embargoed Person” shall mean (i) any country or territory that is the subject of a comprehensive sanctions program administered by OFAC or (ii) any person that (x) is publicly identified on any sanctions-related list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or is 50% or more owned by any such person or persons, or (y) resides, is organized or chartered in a country or territory that is described in clause (i) above.

(e)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following at the end of clause (1) of the definition of “Incremental Amount” immediately prior to “; plus”:

(provided, however, that the Incremental Amount shall not include any amounts under this clause (1) until the CEOC Emergence has occurred)

(f)    Section 1.01 of the Credit Agreement is hereby amended by adding the following words immediately before the comma following the words “Section 6.05(g)” in the definition of “Net Proceeds”:

or any Sale and Leaseback Transaction that is conducted or classified under Section 6.03(b)(ii) or Section 6.03(d)

(g)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the table in the definition of “Pricing Grid” as follows:

Pricing Grid for Revolving Facility Loans in respect of Revolving Facility Commitments
Senior Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans	Applicable Commitment Fee
Greater than 2.84 to 1.0	2.00%	3.00%	0.500%
Less than or equal to 2.84 to 1.0	1.75%	2.75%	0.375%

Pricing Grid for Term B Loans
Senior Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans
Greater than 2.84 to 1.0	2.00%	3.00%
Less than or equal to 2.84 to 1.0	1.75%	2.75%

(h)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following at the end of the definition of “Required Percentage”:

(provided, however, that if the Senior Secured Leverage Ratio at the end of the Applicable Period is less than or equal to 3.00:1.00 and the CEOC Emergence has not occurred, then such percentage shall be 25%).

(i)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, the “Applicable Margin” for Term B Loans determined pursuant to the Pricing Grid and (ii) with respect to any Initial Revolving Loan, the “Applicable Margin” for Initial Revolving Loans determined pursuant to the Pricing Grid, and (iii)

with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder as of the 2017 Refinancing Effective Date. The amount of each Lender’s Term B Loan Commitment as of the 2017 Refinancing Effective Date is set forth on Schedule I to the 2017 Incremental Assumption Agreement. The aggregate amount of the Term B Loan Commitments as of the 2017 Refinancing Effective Date is $1,317,687,499.38.

“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to the 2017 Incremental Assumption Agreement, and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).

(j)    Section 2.10(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) the Borrower shall repay Term B Borrowings on the last day of each March, June, September and December of each year (commencing with the last day of the first fiscal quarter ending after the 2017 Refinancing Effective Date) and on the applicable Term Facility Maturity Date, or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of the Term B Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of Term B Loans outstanding on the 2017 Refinancing Effective Date, and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of the Term B Loans outstanding;

(k)    Section 2.11(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii)    In the event that, on or prior to the date that is six months after the 2017 Refinancing Effective Date, the Borrower shall (x) make a prepayment of the Term B Loans pursuant to Section 2.11(a) with the proceeds of, or any conversion of Term B Loans into, any substantially concurrent issuance solely by the Borrower of a new or replacement tranche of long-term senior secured first lien term loans incurred solely by the Borrower that are broadly syndicated to banks and other institutional investors in financings similar to the Term B Loans the primary purpose of which is to (and which does) reduce the All-in Yield of such Term B Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement the primary purpose of which is to (and which does) reduce the All-in Yield of the Term B Loans (other than, in the case of each of clauses (x) and (y), in connection with a Qualified IPO, a Change in Control or a transformative acquisition referred to in the last sentence of this paragraph), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Term B Loans, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans for which the All-in Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.11(a)(ii), a “transformative acquisition” is any acquisition by the Borrower or any Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower in good faith.

(l)    The final sentence of Section 2.22(vii) of the Credit Agreement is hereby amended and restated as follows:

Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(m)    Section 6.03 of the Credit Agreement is hereby as amended and restated in its entirety as follows:

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, (b) with respect to any other property owned by the Borrower or any Domestic Subsidiary, (i) if at the time the lease in connection therewith is entered into, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) with respect to any such Sale and Lease-Back Transaction with Net Proceeds in excess of $5.0 million, after giving effect to the entering into of such lease, the Borrower shall be in Pro Forma Compliance and (ii) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Domestic Subsidiary as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b), (c) in connection with any Project Financing and (d) of the Real Property commonly referred to as the Harrah’s New Orleans so long as the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b); provided, further, that the Borrower or the applicable Domestic Subsidiary shall receive at least fair market value (as determined by the Borrower in good faith) for any property disposed of in any Sale and Lease-Back Transaction pursuant to clause (a)(ii) or (b) of this Section 6.03 (as approved by the Board of Directors of the Borrower in any case of any property with a fair market value in excess of $25.0 million).

(n)    Section 6.04(r) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(r)    Investments in the Cromwell Entities with the proceeds of the Term B Loans made on the 2017 Refinancing Effective Date (which Investments may be made on or about the 2017 Refinancing Effective Date or upon release of funds from the Cromwell Escrow Account (as defined in the 2017 Incremental Assumption Agreement) pursuant to Section 7 of the 2017 Incremental Assumption Agreement) in an aggregate amount not to exceed $175.0 million for the purpose of repaying existing Indebtedness of the Cromwell Entities and fees, expenses, premiums and accrued interest in connection therewith;

(o)    The Credit Agreement is hereby amended by adding the following new Section 9.24 immediately after Section 9.23 of the Credit Agreement and adding a corresponding reference to Section 9.24 in the Table of Contents of the Credit Agreement:

SECTION 9.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(p)    Schedule 3.04 of the Credit Agreement is hereby amended by adding the following thereto:

•	Approval of the pledge of the Equity Interests in CIC by the Nevada Gaming Authorities, which approval the Borrower agrees to use its commercially reasonable efforts to obtain within six (6) months of the date that CIC becomes a Subsidiary Loan Party.

SECTION 4.    Representations of the Borrower. The Borrower represents and warrants that:

(a)    the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the 2017 Refinancing Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that the failure to obtain any Cromwell Incremental Approval (as defined below) on or prior to the 2017 Refinancing Effective Date shall not be deemed to be a breach of this clause (a) if the Borrower complies with Section 7 of this Agreement;

(b)    no Event of Default or Default was continuing on and as of the 2017 Refinancing Effective Date after giving effect hereto and to the extension of credit requested to be made on the 2017 Refinancing Effective Date;

(c)    immediately after giving effect to the transactions contemplated hereunder on the 2017 Refinancing Effective Date, (i) the fair value of the assets of the Borrower and the Subsidiaries on a combined or consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries on a combined or consolidated basis; (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries on a combined or consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a combined or consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiaries on a combined or consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiaries on a combined or consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the 2017 Refinancing Effective Date; and

(d)    as of the 2017 Refinancing Effective Date immediately after giving effect to the transactions contemplated hereunder on the 2017 Refinancing Effective Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 5.    Conditions. This Agreement shall become effective as of the first date (the “2017 Refinancing Effective Date”) when each of the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received from each Loan Party, the 2017 Term Lender, each Revolving Facility Lender, and the Administrative

Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b)    the Administrative Agent shall have received (i) any required notice of prepayment of Term B Loans pursuant to Section 2.11(a) of the Credit Agreement and (ii) any required notice of borrowing of 2017 Term Loans pursuant to Section 2.03 of the Credit Agreement; provided, in each case, that such notice of prepayment and notice of borrowing shall be delivered in accordance the time periods specified in Sections 2.10(d) and 2.03, as applicable, of the Credit Agreement or such shorter period as the Administrative Agent may agree;

(c)    the representations and warranties set forth in Section 4 above shall be true and correct as of the date hereof;

(d)    the Administrative Agent shall have received a certificate, dated the 2017 Refinancing Effective Date and executed by a Responsible Officer of the Borrower, confirming the accuracy of the representations and warranties set forth in Section 4 above;

(e)    the Administrative Agent shall have received, on behalf of itself, the 2017 Term Lender, the L/C Issuers and the Revolving Facility Lenders, a favorable written opinion of (A) Latham & Watkins LLP, as New York and Delaware special counsel for the Loan Parties, (B) Brownstein Hyatt Farber Schreck, LLP, as Nevada counsel for the Loan Parties and (C) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as Louisiana counsel for the Loan Parties, in each case (i) dated the date hereof, (ii) addressed to the Administrative Agent, the 2017 Term Lender, the L/C Issuers and the Revolving Facility Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;

(f)    the Administrative Agent shall have received customary closing certificates consistent with those delivered on the Closing Date;

(g)    the payment of the Term B Loan Repayment Amount by the Borrower to the Administrative Agent for the accounts of the existing Term B Lenders, as a voluntary prepayment in full of the Term B Loans outstanding on the 2017 Refinancing Effective Date, shall occur simultaneously with the Borrowing of the 2017 Term Loans;

(h)    either (i) the payment of the Cromwell Loan Repayment Amount by the Borrower to Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Cromwell Existing Credit Facility, shall occur simultaneously with the Borrowing of the 2017 Term Loans and the Cromwell Entities shall cease to constitute Excluded Subsidiaries or (ii) the Cromwell Loan Repayment Amount shall be deposited into the Cromwell Escrow Account (as defined below) in accordance with Section 7 of this Agreement; and

(i)    any fees and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) owing by the Borrower to the Administrative Agent and the 2017 Refinancing Arrangers and invoiced prior to the date hereof shall have been paid in full (subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates or such 2017 Refinancing Arrangers or their respective affiliates entered into in connection with this Agreement).

SECTION 6.    Post-Closing Conditions. Borrower shall as soon as practicable, but not later than ninety (90) days after the 2017 Refinancing Effective Date (or such later date as Administrative Agent may determine in its reasonable discretion), deliver or cause to be delivered to the Administrative Agent the following items with respect to each Mortgaged Property, each in form and substance reasonably acceptable to Administrative Agent:

(a)    an amendment to each Mortgage encumbering a Mortgaged Property, and/or a new and/or additional Mortgage encumbering each Mortgaged Property, to include the 2017 Term Loans in the obligations secured by such Mortgage (such amendments and/or new and/or additional Mortgages, collectively, the “Mortgage Amendments”), each duly executed and delivered by an authorized officer of each Loan Party party thereto and in form suitable for filing and recording in all filing or recording offices that Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion that Mortgage Amendments are not required in order to secure the applicable Loan Party’s obligations as modified hereby; and

(b)    to the extent requested by the Administrative Agent, a new lender’s title insurance policy and/or mortgage modification endorsement or local equivalent and/or such other endorsements as may be reasonably requested by Administrative Agent with respect to the Mortgaged Properties, each in form and substance reasonably satisfactory to Administrative Agent, or other endorsements acceptable to Administrative Agent.

SECTION 7.    Escrow of 2017 Term Loans.

(a)    If (i) the 2017 Refinancing Effective Date occurs prior to May 3, 2017 or (ii) on the 2017 Refinancing Effective Date, the Borrower shall not have received any action, consent or approval of, or completed any registration or filing with, or obtained any other action by any Governmental Authority required in connection with the incurrence of the Incremental Term Loan under Section 2(a)(ii) of this Agreement (the “Cromwell Incremental Approvals”), the Borrower shall direct the Administrative Agent to deposit the net proceeds of the Incremental Term Loan incurred under Section 2(a)(ii) of this Agreement in a blocked escrow account owned by the Administrative Agent (the “Cromwell Escrow Account”) to be held in accordance with this Section 7 and the terms of an escrow agreement to be entered into on the 2017 Refinancing Effective Date among the Borrower and the Administrative Agent. It is agreed that all cash and cash equivalents in the Cromwell Escrow Account shall constitute Unrestricted Cash for all purposes under the Loan Documents.

(b)    The funds held in the Cromwell Escrow Account shall be released only upon the later of (i) May 3, 2017 and (ii) delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (or of a direct or indirect parent or manager of the Borrower on behalf of the Borrower) certifying that the Borrower shall have received the Cromwell Incremental Approvals and such Cromwell Incremental Approvals are in full force and effect and that the Borrower will promptly cause such released funds to be paid to Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Cromwell Existing Credit

Facility, in order to consummate the Cromwell Loan Refinancing and to pay related fees and expenses and after the consummation of the Cromwell Loan Refinancing will cause the Cromwell Entities to become Guarantors under the Credit Agreement within the time periods set forth in Section 5.10 except to the extent they constitute Excluded Subsidiaries.

(c)    If the certificate referred to in Section 7(b) has not been delivered by the Borrower on or prior to the date that is 90 days after the 2017 Refinancing Effective Date, the Administrative Agent shall withdraw the funds on deposit in the Cromwell Escrow Account and apply such funds as a voluntary prepayment of the Term B Loans then outstanding under the Credit Agreement in accordance with Section 2.11(a) thereof.

SECTION 8.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 9.    Confirmation of Guaranties and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the 2017 Term Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Loan Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to the amendments and extensions of credit contemplated herein. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as increased hereby.

SECTION 10.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 11.    Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CAESARS GROWTH PROPERTIES PARENT, LLC, as Holdings

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

CAESARS GROWTH PROPERTIES HOLDINGS, LLC, as Borrower

By: Caesars Growth Properties Parent, LLC its Sole Member

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

CAESARS GROWTH PH FEE, LLC CAESARS GROWTH PH, LLC
CAESARS GROWTH CROMWELL, LLC
CAESARS GROWTH QUAD, LLC
CAESARS GROWTH BALLY’S LV, LLC
CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC
CAESARS GROWTH LAUNDRY, LLC

By: Caesars Growth Properties Holdings, LLC its Sole Member

By: Caesars Growth Properties Parent, LLC its Sole Member

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

PHWLV, LLC

By: Caesars Growth PH, LLC its Sole Member

By: Caesars Growth Properties Holdings, LLC its Sole Member

By: Caesars Growth Properties Parent, LLC its Sole Member

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

TSP OWNER LLC 3535 LV NEWCO, LLC FHR NEWCO, LLC LVH NEWCO, LLC FLAMINGO-LAUGHLIN NEWCO, LLC PARBALL NEWCO, LLC JCC HOLDING COMPANY II, LLC CAESARS GROWTH PROPERTIES
FINANCE, INC.

By:	/s/ Craig Abrahams

Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

JAZZ CASINO COMPANY, L.L.C. JCC FULTON DEVELOPMENT, L.L.C.

By: JCC Holding Company II LLC its Sole Member

By: Caesars Growth Harrah’s New Orleans, LLC its Sole Member

By: Caesars Growth Properties Holdings, LLC its Sole Member

By: Caesars Growth Properties Parent, LLC its Sole Member

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

LAUNDRY NEWCO, LLC

By: Caesars Growth Laundry, LLC its Sole Member

By: Caesars Growth Properties Holdings, LLC
its Sole Member

By: Caesars Growth Properties Parent, LLC
its Sole Member

By: Caesars Growth Partners, LLC its Sole Member

By: Caesars Acquisition Company
its Managing Member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Chief Financial Officer

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as 2017 Term Lender and a Revolving Facility Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

Deutsche Bank AG New York Branch, as a Revolving Facility Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

[Signature Page to Incremental Assumption Agreement and Amendment No. 1]

Schedule I

2017 TERM LOAN COMMITMENTS

2017 Term Lender	2017 Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$1,317,687,499.38
Total	$1,317,687,499.38